Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart and Samantha Verdile

Sard Verbinnen & Co.

415-618-8750

DineEquity, Inc. Announces Departure of Jean M. Birch, President of IHOP

GLENDALE, Calif., July 31, 2012 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced that Jean M. Birch, President of IHOP, will leave the Company effective August 27, 2012.

DineEquity has commenced a search for a new President of IHOP. Julia A. Stewart, DineEquity’s Chairman and Chief Executive Officer, will assume day-to-day leadership of the brand and provide strategic direction until a successor is identified.

“I want to thank Jean for her dedication and leadership.  She has made lasting contributions to the brand and has identified ways to expand our breakfast platform.  I wish Jean all the best on her future endeavors,” said Ms. Stewart.  “Along with IHOP’s talented management team, I am committed to meeting our goals and creating an insurmountable lead in family dining.”

For the fifth consecutive year, IHOP was ranked first in the family dining category by Nation’s Restaurant News on the basis of U.S. system-wide sales for the latest completed fiscal year.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,500 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; our dependence upon our franchisees; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.